                                                                      EXHIBIT 11

                 MARTIN MARIETTA CORPORATION AND SUBSIDIARIES
                                   FORM 10-K
                     For the Year Ended December 31, 1994
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE


                                                                Year Ended December 31
                                                         1994            1993            1992
                                                         ----            ----            ----
ASSUMING NO DILUTION:
- --------------------
Average number of common shares
  outstanding (1)                                        95,929,404     95,346,614      95,868,708
                                                       ============  =============    ============
Earnings before cumulative effect of
  accounting changes                                   $635,633,000  $ 450,289,000    $345,423,000

  Less: Preferred stock dividends                        60,000,000     45,333,000               -
                                                       ------------  -------------    ------------
Earnings before cumulative effect of
  accounting changes applicable to
  common stock                                          575,633,000    404,956,000     345,423,000
Cumulative effect of accounting changes                           -   (429,432,000)              -
                                                       ------------  -------------    ------------
Net earnings (loss) applicable to common stock         $575,633,000  $ (24,476,000)   $345,423,000
                                                       ============  =============    ============
Earnings (loss) per common share:
  Before cumulative effect of accounting
    changes                                                   $6.00          $4.25           $3.60
  Cumulative effect of accounting changes                         -          (4.51)              -
                                                              -----          -----           -----
  Net earnings (loss)                                         $6.00         $(0.26)          $3.60
                                                              =====          =====           =====

(1) Excludes common stock equivalents since the dilutive effect on earnings per share assuming no dilution is less than 3%.

                 MARTIN MARIETTA CORPORATION AND SUBSIDIARIES
                                   FORM 10-K
                     For the Year Ended December 31, 1994
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE


                                                                   Year Ended December 31
                                                            1994            1993            1992
                                                            ----            ----            ----
ASSUMING FULL DILUTION:
- ----------------------
Average number of common shares outstanding               95,929,404      95,346,614        95,868,708

Dilutive stock options - based on the treasury stock
  method using the December 31 market price,
  if higher than average market price                      1,063,977       1,294,357              -
Assumed conversion of the Convertible Preferred
  Stock from the date of issuance                         28,941,466      21,706,100              -
                                                        ------------    ------------        ----------
                                                         125,934,847     118,347,071        95,868,708
                                                        ============    ============        ==========
Earnings before cumulative effect of accounting
  changes applicable to common stock                    $575,633,000    $404,956,000      $345,423,000

  Add: Preferred stock dividends                          60,000,000      45,333,000                 -
                                                        ------------    ------------      ------------
Earnings before cumulative effect of
  accounting changes applicable to
  common stock                                           635,633,000     450,289,000       345,423,000

Cumulative effect of accounting changes                            -    (429,432,000)                -
                                                        ------------    ------------      ------------
Net earnings applicable to common stock                 $635,633,000     $20,857,000      $345,423,000
                                                        ============    ============      ============
Earnings per common share:
  Before cumulative effect of accounting
    changes                                                    $5.05           $3.80             $3.60
  Cumulative effect of accounting changes                          -               *                 -
                                                               -----           -----             -----
  Net earnings                                                 $5.05           $   *             $3.60
                                                               =====           =====             =====

* Anti-dilutive